EXHIBIT 5

AGREEMENT OF JOINT FILING

             In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the Common Stock, par value $0.01 per share, of Key3Media Group, Inc. and that this Agreement be included as an Exhibit to such filing.

             This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

             IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of February 6, 2002.

SOFTBANK CORP. SOFTBANK HOLDINGS INC. SOFTBANK AMERICA INC. MASAYOSHI SON
By:	/s/ Stephen A. Grant

Name: Stephen A. Grant, Attorney-in-Fact of SOFTBANK CORP. and MASAYOSHI SON and Secretary of SOFTBANK AMERICA INC. and SOFTBANK HOLDINGS INC. ** Signature of Reporting Person

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